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January 14, 2000

NATIONAL INFORMATION CONSORTIUM MERGES ITS APPLICATION SERVICES DIVISION WITH CONQUEST SOFTWORKS

OVERLAND PARK, Kan.--(BUSINESS WIRE)--January 14, 2000--

-NIC-Conquest to combine expertise in UCC applications-

National Information Consortium, Inc. ("NIC") (Nasdaq: EGOV), the leading provider of Internet-based electronic government services, today announced that it has entered into a definitive contract to merge its Application Services Division with Conquest Softworks, LLC. The combined venture will hold contracts with eleven states and dozens of local governments for web-enabling the back-office systems and processes for business-to-government filings.

Conquest Softworks, based in Durango, CO, is a premiere provider of software applications and services for electronic filings and document management solutions for government. Its products include UCCDataNet-TM- State Imaging and Filing System, a comprehensive UCC office management system; uccfile.com-TM- Web Browser Interface, which allows web access to filings; and County Suite-TM-Filing and Imaging Systems, which extends filing capabilities to land records and other filing types.

The new company, NIC-Conquest, will be led by William Birdsall, currently CEO of Conquest Softworks. NIC will own approximately 60% of NIC-Conquest. The remainder will be owned by Mr. Birdsall, NIC-Conquest employees and other shareholders who were previously shareholders of Conquest Softworks.

"I am pleased to announce the formation of NIC-Conquest, which combines the capabilities of the two major providers of end-to-end integrated filing systems for Secretaries of State and their local affiliates" said Jim Dodd, CEO and president of NIC. "No company is better positioned than NIC-Conquest to help fuel the transition of business-to-government transactions to the web. In addition to providing back-end solutions, NIC-Conquest's web and desktop access applications are tremendous additions to NIC's offerings to our government partners."

"The offices of Secretary of State in virtually every state have made a commitment to move their business records operations onto the Web," said William Birdsall, CEO of the new company. "Our combined experience putting UCC or corporate records transactions online in eleven states positions this company to be the market leader going forward."

NIC-Conquest's state clients include Arkansas, Colorado, Indiana, Kansas, Montana, Nebraska, Oklahoma, South Dakota, Texas, and Wisconsin.

ABOUT NIC

National Information Consortium provides federal, state and local governments with end-to-end e-government solutions, including a broad range of software, services and applications. NIC


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helps governments use the Internet to reduce costs and provide a higher level of service by building Web sites and applications that allow businesses and citizens to access government information and to complete government-based transactions online. Some examples of applications include: electronic procurement solutions, professional license renewals, Internet tax filings, automated UCC file searches and automobile registration renewals. NIC contracts with state and municipal governments to design, build and operate Internet-based portals on their behalf. NIC has contracts with Arkansas, Georgia, Hawaii, Idaho, Indiana, Indianapolis and Marion County (Indiana), Iowa, Kansas, Maine, Nebraska, Utah and Virginia. Through its subsidiary eFed, NIC provides electronic procurement solutions to eleven federal agencies. Additional information about NIC is available at http://www.nicusa.com.

Special Note: The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of e-government solutions by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's Registration Statement declared effective July 15, 1999 with the Securities and Exchange Commission and in the Company's most recent quarterly report filed with the SEC.


     CONTACT: National Information Consortium
                    Kevin Childress, 913/234-3468
                    or
                    Abernathy MacGregor
                    Jason Thompson, 212/371-5999
                    or
                    Conquest Softworks LLC
                    William Birdsall, 970/247-3308